GOOWDIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-21881


                                                         TELEPHONE (617) 570-100
                                                       TELECOPIER (617) 523-1231

                                 July 30, 1997

USAA Investment Trust
USAA Building
9800 Fredericksburg Road
San Antonio, TX  78288

Ladies and Gentlemen:

     We hereby consent to the reference in Post-Effective Amendment No. 24 (the "Amendment") to Registration Statement No. 2-91069 on Form N-1A (the "Registration Statement") of USAA Investment Trust (the "Trust") of our opinion with respect to the legality of the shares of the Trust representing interests in the Growth and Tax Strategy Fund series of the Trust, which opinion was filed with Post-Effective Amendment No. 21 of the Registration Statement.

     We also hereby consent to the reference to this firm in the Statement of Additional Information under the heading "General Information--Counsel" which forms a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

                                        Very truly yours,



                                        /s/ Goodwin, Procter & Hoar LLP
                                        ---------------------------------------
                                        GOODWIN, PROCTER & HOAR LLP

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